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EXHIBIT 10.1

MACK-CALI REALTY CORPORATION
2004 INCENTIVE STOCK PLAN

SECTION 1. INTRODUCTION

        1.1    PURPOSE.    The purpose of the Mack-Cali Realty Corporation 2004 Incentive Stock Plan (the "Plan") is to advance and promote the interests of Mack-Cali Realty Corporation (the "Corporation") and its Subsidiaries by providing employees, consultants and advisors of the Corporation or its Subsidiaries and non-employee members of the Corporation's Board of Directors and Advisory Board, or its Subsidiaries, if so designated, with an incentive to achieve corporate objectives, to attract and retain employees, consultants, advisors, non-employee Directors and Advisory Board Members of outstanding competence and to provide such individuals with an equity interest in the Corporation through the acquisition of Shares and by providing for payments to such individuals based on the appreciation in value or value of such Shares. The Plan is intended to be construed as an employee benefit plan that satisfies the requirements for exemption from the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the applicable rules promulgated thereunder. The Plan is effective as of May 20, 2004.

        1.2    DEFINITIONS.    The following definitions are applicable to the Plan:

        (a)    "Advisory Board" means the Advisory Board of the Corporation established in 1997.

        (b)    "Advisory Board Member" means a non-employee member of the Advisory Board.

        (c)    "Award" means Options, Restricted Stock, Stock Appreciation Rights (SARs), Phantom Stock Units or any combination thereof, granted under the Plan.

        (d)    "Award Agreement" means the written agreement between the Corporation and each Participant that sets forth the terms and provisions applicable to an Award granted to the Participant under the Plan. To the extent that some or all of the terms and provisions of an Award are set forth in a Participant's employment or other agreement, as applicable, with the Corporation or any Subsidiary, the term "Award Agreement" as used herein incorporates by reference such terms. In the event of any conflict between the terms and provisions of an Award Agreement and those of an employment or other agreement, the terms of the employment or other agreement shall control.

        (e)    "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Section 6.8 to receive the amount, if any, payable under the Plan upon the death of a Participant or the right to exercise an Award outstanding upon the death of a Participant.

        (f)    "Board" means the Board of Directors of the Corporation.

        (g)    "Cause" mean termination for fraud or willful misconduct by a Director or Advisory Board Member, as determined by the Committee or the Board.

        (h)    "Change in Control" means that any of the following events has occurred:

    (i)
    any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Corporation, any of its Subsidiaries, or any employee benefit plan sponsored by the Corporation or any of its Subsidiaries, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Shares issued and outstanding immediately prior to such acquisition;

    (ii)
    any Shares are purchased pursuant to a tender or exchange offer other than an offer by the Corporation; or

    (iii)
    the dissolution or liquidation of the Corporation or the consummation of any merger or consolidation of the Corporation or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Corporation immediately prior to such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring corporation.

provided, however, that notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control described in Sections 2.2(c)(ii), 3.3(c) and 4.7 shall exist, unless (i) on a Plan wide basis, the Board directs to the contrary by resolution adopted prior to the Change in Control or (ii) on a Participant by Participant basis with respect to individual Participants who have employment or other agreements with the Corporation or any Subsidiary which contain a definition of change in control, the definition of change in control is met under such employment or other agreement and such employment or other agreement specifies that a change in control under such other employment or other agreement will be considered a Change in Control for purposes of the Plan. Any resolution of the Board adopted in accordance with the provisions of this Section directing that this Section and Sections 2.2(c)(ii), 3.3(c) and 4.7 or any of such Sections become ineffective may be rescinded or countermanded at any time with or without retroactive effect by such Board.

        (i)    "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of, or rule under, the Code includes references to successor provisions.

        (j)    "Committee" means the committee appointed pursuant to Section 1.3 or if no such Committee is appointed, the Board.

        (k)    "Corporation" means Mack-Cali Realty Corporation.

        (l)    "Director" means any non-employee member of the Board, and any non-employee member of the Board of Directors of a Subsidiary to the extent that the Board designates such Subsidiary's Board of Directors as eligible to participate in the Plan.

        (m)    "Director Option" means a Nonqualified Stock Option automatically granted to a Director upon his or her initial election or appointment as Director, pursuant to Subsection 2.1(b).

        (n)    "Disability" means (i) with respect to a Participant who is a Director or Advisory Board Member, a mental or physical condition rendering the Participant unable to perform his or her regular duties in such capacity, as determined by the Committee or the Board, or, (ii) with respect to a Participant who is a Key Employee, the Participant qualifies for long-term disability benefits under the Corporation's long-term disability plan that covers the Participant, unless otherwise provided for in an employment or other agreement between the Participant and the Corporation.

        (o)    "Eligible Individual" means any Key Employee, consultant or advisor of the Corporation or any Subsidiary, and any Director or Advisory Board Member.

        (p)    "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act include references to successor provisions.

        (q)    "Fair Market Value" means the fair market value of the Shares based upon the closing price of a Share as quoted on the New York Stock Exchange at the end of the last business day preceding the Grant Date or other date of determination, or, if the Shares are not then traded on the New York Stock Exchange or no sale takes place on such day, the average of the closing bid and asked prices for the Shares on a national securities exchange or other market system on which the Shares are then traded, as reported in the New York edition of The Wall Street Journal; provided, however, that if Shares are not readily tradeable on a national securities exchange or other market system, Fair Market

Value means an amount determined in good faith by the Committee to be the fair market value of the Shares.

        (r)    "Grant Date" means the date on which the Committee approves the grant of an Award by Committee action or such later date as specified in advance by the Committee. With respect to a Director Option, the Grant Date means the first day of the Director's initial tenure as a Director upon his election or appointment to the Board.

        (s)    "Incentive Stock Option" means an Option to purchase Shares that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

        (t)    "Immediate Family" means, with respect to a particular Participant, the Participant's spouse, children and grandchildren.

        (u)    "Key Employee" means any employee of the Corporation or any of its Subsidiaries, including any officer or director who is also an employee, who, in the judgment of the Committee, is considered important to the future of the Corporation. Nothing shall limit the Board from designating all or substantially all employees as eligible for grants.

        (v)    "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased from the open market.

        (w)    "Nonqualified Stock Option" means an Option to purchase Shares, that does not qualify as an Incentive Stock Option.

        (x)    "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

        (y)    "Option Price" means the purchase price per Option Share.

        (z)    "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, in the discretion of the Committee, and consistent with the provisions of the Plan, be extended from time to time.

        (aa)    "Participant" means an Eligible Individual who has been granted an Award or a Permitted Transferee.

        (bb)    "Permitted Transferee" means a person to whom an Award may be transferred or assigned in accordance with Section 6.8.

        (cc)    "Phantom Stock Unit" means a contractual right to receive Shares or the value of Shares in the future.

        (dd)    "Plan" means the Mack-Cali Realty Corporation 2004 Incentive Stock Plan, as the same may be amended from time to time.

        (ee)    "Restricted Stock" means Shares that are subject to forfeiture if the Participant does not satisfy the Restrictions specified in the Award Agreement applicable to such Restricted Stock.

        (ff)    "Restricted Period" means, as applicable, the period of time Restricted Stock is subject to the Restrictions specified in the Award Agreement applicable to such Restricted Stock, or the period during which Phantom Stock Units vest or performance goals must be achieved with respect to Phantom Stock Units, as specified in the Award Agreement applicable to the Phantom Stock Units.

        (gg)    "Restrictions" means those restrictions and conditions placed upon Restricted Stock as determined by the Board in accordance with Section 4.2.

        (hh)    "Retirement" means separation from service as a Director or Advisory Board Member on or after age 65 or at such other time as the Board may designate.

        (ii)    "Rule 16b-3" means Rule 16b-3 of the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

        (jj)    "SEC" means the Securities and Exchange Commission.

        (kk)    "Section 16 Participant" means a Participant who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Corporation.

        (ll)    "Share" means a share of the common stock, $.01 par value per share, of the Corporation.

        (mm)    "Stock Appreciation Right" or "SAR" means a right granted under the Plan in connection with an Option, or separately, to receive the appreciation in value of Shares.

        (nn)    "Subsidiary" means a corporation as defined in Section 424(f) of the Code (with the Corporation treated as the employer corporation for purposes of this definition) and, for all other purposes, a corporation or other entity with respect which the Corporation (i) owns, directly or indirectly, 50% or more of the then outstanding common stock in any corporation or (ii) has a 50% or more ownership interest in any other entity.

        (oo)    "10% Owner" means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the combined voting power of all classes of capital stock of the Corporation or any Subsidiary where "voting power" means the combined voting power of the then outstanding securities of a corporation entitled to vote generally in the election of directors.

        (pp)    "Termination" means (i) for a Participant who is a Key Employee, termination of employment with the Corporation and all Subsidiaries, (ii) for a Participant who is a consultant or advisor, termination from service with the Corporation and all Subsidiaries, as determined by the Corporation, or (iii) for a Participant who is a Director or Advisory Board Member, termination from service of the Board or Advisory Board, as the case may be.

        1.3    ADMINISTRATION.    The Plan shall be administered by a committee (the "Committee"), which shall consist of two or more directors of the Corporation, all of whom qualify as "Non Employee Directors" as defined in Rule 16b-3. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect. In the event that the Executive Compensation and Option Committee of the Board meets the requirements set forth in this Section 1.3, it shall be the Committee hereunder unless otherwise determined by the Board.

        A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephonic meeting, by action of a majority of the members present, or without a meeting by unanimous written consent.

        Subject to the express provisions of the Plan, the Committee shall have full and final authority and discretion as follows:

    (i)
    to select the Participants from Eligible Individuals;

    (ii)
    to grant Options, Restricted Stock and/or Phantom Stock Units to Participants in such combination and in such amounts as it shall determine and to determine the terms and conditions applicable to each such Award, including the benefit payable under any SAR, and whether or not specific Awards shall be identifiable with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Award;

    (iii)
    to determine the amount, if any, that a Participant shall pay for Restricted Stock, the nature of the Restrictions applicable to the Restricted Stock, and the duration of the Restricted Period applicable to the Restricted Stock;

    (iv)
    to determine the actual amount earned by each Participant with respect to such Awards, the terms and conditions of all Award Agreements (which need not be identical) and with the consent of the Participant, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan, except that consent of the Participant shall not be required for any amendment which (A) does not adversely affect the rights of the Participant or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any change in applicable law; provided, however, that the Committee shall not have the authority and discretion to re-price any Award;

    (v)
    to determine consistent with the Code whether an Option that is granted to a Participant is a Nonqualified Stock Option or an Incentive Stock Option, the number of Shares to be covered by each such Option and the time or times when and the manner in which each Option shall be exercisable;

    (vi)
    to amend any Incentive Stock Option with the consent of the Participant so as to make it a Nonqualified Stock Option;

    (vii)
    to grant a SAR in connection with the grant of an Option or separately;

    (viii)
    to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment, termination of service as a Director or Advisory Board Member (other than for Cause) or, in the case of a consultant or advisor, termination of such consulting or advisory arrangement;

    (ix)
    subject to the provisions of the Plan, to extend the time during which any Award or group of Awards may be exercised;

    (x)
    to treat all or any portion of any period during which a Participant is on military leave or on an approved leave of absence from the Corporation or a Subsidiary as a period of employment or service of such Participant by the Corporation or any Subsidiary for purposes of accrual of his or her rights under his or her Awards;

    (xi)
    to interpret the Plan and make all determinations necessary or advisable for the administration of the Plan including the establishment, amendment or revocation from time to time of guidelines or regulations for the administration of the Plan, to cause appropriate records to be established, to make all determinations of fact, and to take all other actions considered necessary or advisable for the administration of the Plan; and

    (xii)
    to take any other action with respect to any matters relating to the Plan for which it is responsible.

        All decisions, actions or interpretations of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive upon all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

        1.4    PARTICIPATION/SERVICE

        (a)    Participation.    The Committee may, in its discretion, grant Awards to any Eligible Individual, whether or not he or she has previously received an Award. Participation in the Plan shall be limited to those Eligible Individuals who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

        No such Eligible Individuals shall at any time have the right to be a Participant or to receive an Award (other than a Director Option, if applicable), unless selected by the Committee pursuant to the Plan. No Participant, having been granted an Award, shall have the right to an additional Award in the future unless such Award is granted by the Committee.

        (b)    Director Options.    All Directors shall automatically be eligible to receive Director Options under the Plan.

        (c)    Transfer of Service.    Notwithstanding any provision in the Plan to the contrary, for purposes of determining the exercise period and exercisability of Awards granted hereunder, a Participant shall not be deemed to have incurred a Termination if the Participant's status as a Director, Advisory Board Member, employee, consultant or advisor terminates and the Participant is then, or immediately thereafter becomes, an Eligible Individual due to another status or relationship with the Corporation or a Subsidiary.

        1.5    MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARDS.    Subject to adjustment in accordance with Section 6.2, the maximum number of Shares for which Awards under the Plan shall be available is 2,500,000. In addition, the Committee shall have the authority, in its sole discretion, to grant additional Options to a Participant who exercises an Option and pays the exercise price in Shares, in a quantity equal to the number of Shares delivered to the Corporation upon such exercise. Except as provided in Section 3.4, in the event any Awards granted under the Plan shall be forfeited, terminate, be canceled or expire, the number of Shares subject to such Award, to the extent of any such forfeiture, termination, cancellation or expiration, shall thereafter again be available for grant under the Plan. In addition, if Shares are not delivered pursuant to a Phantom Stock Unit Award or a SAR Award that is not related to an Option because the Award is paid in cash or Shares subject to the Award are withheld to satisfy applicable tax withholding obligations upon exercise, payment or settlement of an Award other than Restricted Stock, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The Shares distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Shares for distribution to Participants before such Shares are due and distributable.

        1.6    GENERAL CONDITIONS TO GRANTS.    All Awards shall be evidenced by an Award Agreement and any terms and conditions of an Award not set forth in the Plan shall be set forth in the Award Agreement related to that Award or, if applicable, in the Participant's employment or other agreement with the Corporation or any Subsidiary.

SECTION 2. OPTIONS

        2.1    AWARD OF OPTIONS.

        (a)    General.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Incentive Stock Options or Nonqualified Stock Options, or both, shall be granted, the number of Shares covered by each Option, and the terms and conditions of each Option. Any Option not designated as an Incentive Stock Option shall be a Nonqualified Stock Option. In determining the Eligible Individuals who will be granted Options under the Plan, the Committee may consider such Individuals' responsibilities, service, present and future value to the Corporation or any Subsidiary and other factors it considers relevant.

        (b)    Director Options.    Each Director shall be automatically granted, upon his or her initial election or appointment to the Board, a Director Option to purchase 5,000 Shares. The Option Price subject to the Director Option shall be equal to the Fair Market Value of a Share determined on the Grant Date. No portion of the Director Option shall be exercisable until the Director has completed one year of service as a Director beginning on the Grant Date, subject to Section 1.4. Thereafter, each Director Option shall be fully exercisable. To the extent not inconsistent with the foregoing, all other terms and conditions of the Director Options shall be subject to the remaining provisions of this Section 2.

        2.2    TERMS AND CONDITIONS OF OPTIONS.    Except as otherwise provided in Section 2.1(b) with respect to a Director Option or in an applicable Award Agreement, each Option shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee, in its sole discretion, may deem appropriate as set forth in the Award Agreement:

        (a)    Option Term.    Each Option shall expire on the 10th anniversary of the Grant Date (or, in the case of an Incentive Stock Option granted to a 10% Owner, on the 5th anniversary of the Grant Date) or such earlier expiration date as shall be specified in the Participant's Award Agreement. The Committee may extend such Option Term; provided, however, that (i) in the case of an Incentive Stock Option, such extension shall not, in any way, disqualify the Option's treatment as an Incentive Stock Option and (ii) the Option Term, including any such extensions, shall not exceed 10 years.

        (b)    Option Price.    The Option Price per Share shall be determined by the Committee, in its sole discretion, no later than the Grant Date of any Option; provided, however, that in the case of an Incentive Stock Option, the Option Price shall not be less than the Fair Market Value of a Share on the Grant Date (or, with respect to an Incentive Stock Option granted to a 10% Owner, 110% of the Fair Market Value of a Share on the Grant Date). In no event shall the Option Price per Share be less than the par value of a Share.

        (c)    Exercisability of Options.    Options granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Such terms and conditions need not be the same for each grant or for each Participant.

    (i)
    Exercise Schedule.    Except as otherwise provided in the applicable Award Agreement with the Participant, an Option granted to a Participant who is a Key Employee, consultant or advisor shall become exercisable by the Participant in five equal annual installments of 20% of the total Shares subject to the Option. The first installment shall become exercisable on the December 31st next following the Grant Date and each other installment shall become exercisable on each of the next four anniversaries thereafter. With respect to an Option granted to a Participant who is a Director or Advisory Board Member, the Option shall become fully exercisable as of the January 1 immediately following the Grant Date or such later date as the Committee, in its sole discretion, determines. The preceding exercise schedules are subject to the Participant not having incurred a Termination and to the acceleration or early expiration provisions set forth in this Section 2.2 or in an applicable Award Agreement.

    (ii)
    Change in Control.    In the event of a Change in Control, all Options granted under the Plan which the Participant shall not then have been entitled to exercise shall be accelerated as of the date of such Change in Control and become fully exercisable.

        (d)    Exercise Upon Termination.    Subject to Section 1.4(c) and unless otherwise provided in an Award Agreement, the following provisions shall apply upon a Participant's Termination:

    (i)
    Termination Due to Death.    If a Participant who is a Key Employee, consultant or advisor incurs a Termination due to death, such Participant's Beneficiary, heirs or estate may exercise his or her Options, to the extent the Option would have become exercisable had the Participant's Termination occurred in the calendar year following such Participant's death, and any portion of any Option granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's death if such Participant had not died shall automatically expire and be forfeited as of the date of such Participant's death. If a Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her death, the Participant's Beneficiary, heirs or estate shall have the right to exercise all Options issued to him or her in such capacity, regardless of whether such Options were exercisable prior to the Participant's death. Upon a Participant's death under this Subsection 2.2(d)(i), the exercisable portion of the Option as determined hereunder may be exercised until the earlier of (x) the expiration date determined under Subsection 2.2(a) or (y) one year from the date of the Participant's death.

    (ii)
    Termination Due to Disability.    If a Participant who is a Key Employee incurs a Termination due to Disability, such Participant may exercise his or her Options to the extent the Option would have become exercisable had the Participant's Termination occurred in the calendar year following such Participant's Termination, and any portion of any Option granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's Termination shall automatically expire and be forfeited as of the date of such Participant's Termination. If a Participant's service as a member of the Board or the Advisory Board terminates due to Disability, such Participant shall have the right to exercise all Options issued to him or her in such capacity, regardless of whether such Options were exercisable prior to the Participant's Termination. Upon a Participant's Termination due to Disability under this Subsection 2.2(d)(ii), the exercisable portion of the Option as determined hereunder may be exercised by the Participant until the earlier of (x) the expiration date determined under Subsection 2.2(a) or (y) one year from the date of the Participant's Disability.

    (iii)
    Termination Due to Retirement.    If a Participant's service as a member of the Board or the Advisory Board terminates due to Retirement, the Participant shall have the right to exercise all Options regardless of whether such Options are vested, at any time and from time to time, until the earlier of (x) the expiration date determined under Subsection 2.2(a) hereof or (y) one year following the date of Retirement.

    (iv)
    Termination Due to Cause.    If a Participant's service as a Director or Advisory Board Member terminates for Cause, any Option granted to such Participant shall expire immediately and all rights to purchase Shares (whether or not exercisable) under the Option shall cease upon such termination.

    (v)
    Other Termination.    In the event of a Participant's Termination for any reason other than as described under Subsection 2.2(d)(i), (ii), (iii) or (iv) above, any Option granted to such Participant shall remain exercisable until the earlier of (x) the expiration date determined under Subsection 2.2(a) or (y) three months from the date of such Termination. In such circumstance, the Option shall only be exercisable to the extent exercisable as of the date of such Termination and shall not be exercisable with respect to any additional Shares.

        (e)    Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to Eligible Individuals who are Key Employees at the Grant Date. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by any Key Employee during any calendar year under all option plans of the Corporation and any Subsidiary shall not exceed $100,000 or such other limit set forth in Section 422 of the Code (the "Code Limits"). If the aggregate Fair Market Value of such Shares exceeds the Code Limits, the excess Shares will be treated as Nonqualified Stock Options under this Plan. In reducing the number of Incentive Stock Options to meet the Code Limits, the most recently granted Incentive Stock Option shall be reduced first. If a reduction of simultaneously granted Options is necessary to meet the Code Limits, the Committee may designate which Shares are to be treated as Shares acquired pursuant to an Incentive Stock Option. In the event that any Incentive Stock Option granted under the Plan fail to meet the requirements for Incentive Stock Options as set forth in the Code, such Incentive Stock Options will be treated and redesignated as a Nonqualified Stock Option for Federal income tax purposes automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

        (f)    Investment Representation.    Each Award Agreement for an Option shall provide that, upon demand by the Committee for such a representation, the Participant (or any person acting under Subsection 2.2(d)) shall deliver to the Committee, at the time of any exercise of an Option or portion thereof, a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option and prior to the expiration of the Option Term shall be a condition precedent to the right of the Participant or such other person to purchase any Shares. In the event certificates for Shares are delivered under the Plan with respect to which such an investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representations and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

        (g)    Participants to Have No Rights as Shareholders.    No Participant shall have any rights as a shareholder with respect to any Shares subject to his or her Option prior to the date of issuance to him or her of such Shares.

        (h)    Other Option Provisions.    The Committee may require a Participant to agree, as a condition to receiving an Option under the Plan, that part or all of any Options previously granted to such Participant under the Plan or any prior plan of the Corporation be terminated.

        2.3    EXERCISE OF AND PAYMENT FOR OPTIONS.    An Option shall be exercised by the delivery to the Corporation during the Option Term of (a) written notice of intent to purchase a specific number of Shares subject to the Option and (b) payment in full of the Option Price of such specific number of Shares. Unless otherwise limited in an Award Agreement, payment of the Option Price may be made either (i) in cash, certified check or wire transfer, (ii) subject to the approval of the Committee, in Mature Shares already owned by the Participant having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Mature Shares having a total fair market value, as so determined, equal to the purchase price, (iii) subject to the approval of the Committee, in its sole discretion, by delivering a properly executed exercise notice in a form approved by the Committee, together with an irrevocable notice of exercise and irrevocable instructions to a broker to promptly deliver to the Corporation the amount of applicable sale proceeds sufficient to pay the purchase price for such Shares, together with the amount of federal, state and local withholding taxes payable by Participant by reason of such exercise, or (iv) a combination of the foregoing.

        2.4    NOTICE OF DISQUALIFYING DISPOSITION.    A Participant shall notify the Corporation of any disposition of Shares issued upon exercise of an Incentive Stock Option within 10 business days after such disposition if such disposition is made during the holding period described in Section 422(a) of the Code resulting in a disqualifying disposition (within the meaning of Treasury Regulation Section 1.421-5).

SECTION 3. STOCK APPRECIATION RIGHTS

        3.1    AWARD OF STOCK APPRECIATION RIGHTS.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom SARs shall be granted, the number of Shares to be granted to each such Eligible Individual and the terms and conditions of each SAR. When granted, SARs may, but need not, be identified with a specific Option (including any Option granted on or before the Grant Date of the SARs) in a number equal to or different from the number of Shares subject to such Option. If SARs are identified with Shares subject to an Option, then, unless otherwise provided in the applicable Award Agreement, the Participant's associated SARs shall terminate upon (a) the expiration, termination, forfeiture or cancellation of such Option, or (b) the exercise of such Option.

        3.2    STRIKE PRICE.    The strike price ("Strike Price") of any SAR shall equal, for any SAR that is identified with an Option, the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; except that the Committee may (a) specify a higher Strike Price in the Award Agreement or (b) provide that the amount payable upon exercise of any SAR shall not exceed a percentage of Fair Market Value of a Share on such Grant Date as the Committee shall specify.

        3.3    EXERCISABILITY OF SARS.    SARs granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Such terms and conditions need not be the same for each grant or for each Participant. Unless otherwise specified in the applicable Award Agreement, the following terms and conditions shall apply:

        (a)    SARs Granted to Directors or Advisory Board Members.    SARs granted to a Participant who is a Director or Advisory Board Member shall become exercisable (i) in the case of each SAR not identified with an Option, on the first anniversary of the Grant Date of the SAR, or in such other amounts and over such other time period as may be determined by the Committee, and (ii) in the case of each SAR that is identified with an Option, at the time or times at which the Option with which such SAR is identified may be exercised. The preceding exercise schedule is subject to the Participant not having incurred a Termination and to the acceleration or early expiration provisions set forth in Subsection 3.3(c) and Section 3.6 or in an applicable Award Agreement.

        (b)    SARs Granted to Key Employees, Consultants or Advisors.    SARs granted to a Participant who is a Key Employee, consultant or advisor shall become exercisable (i) in the case of each SAR not identified with an Option, in five equal annual installments of 20% of the Shares subject to the SAR, with the first installment becoming exercisable on the December 31st next following the Grant Date and each other installment becoming exercisable on each of the next four anniversaries thereafter, and (ii) in the case of each SAR that is identified with an Option, at the time or times at which the Option with which such SAR is identified may be exercised. The preceding exercise schedule is subject to the

Participant not having incurred a Termination and to the acceleration or early expiration provisions set forth in Subsection 3.3(c) and Section 3.6 or in an applicable Award Agreement.

        (c)    Change in Control.    In the event of a Change in Control, all Options granted under the Plan which the Participant shall not then have been entitled to exercise shall be accelerated as of the date of such Change in Control and become fully exercisable.

        (d)    SAR Term.    Each SAR shall expire on the 10th anniversary of the Grant Date or, if earlier, upon expiration of any Option with which the SAR is identified. The Committee may extend such SAR term; provided, however, that the SAR term, including any such extensions, shall not exceed 10 years.

        3.4    EXERCISE OF SARS.    SARs shall be exercised by delivery to the Corporation of the Participant's written notice of intent to exercise a specific number of SARs. Unless otherwise provided in the applicable Award Agreement, the exercise of SARs which are identified with Shares subject to an Option shall result in the cancellation or forfeiture of an equal number of Shares subject to such Option, and any such Shares so canceled or forfeited shall not thereafter again become available for grant under the Plan. Upon exercise of an SAR, a Participant shall be entitled to receive a per Share payment from the Corporation in an amount equal to (a) the Fair Market Value of the Share on the date of such exercise, minus (b) the Strike Price of Shares subject to the SAR. Such payment shall be made in cash (subject to applicable withholding), except that the Committee, in its sole discretion, may provide, in the applicable Award Agreement, that payment may be made, wholly or partly, in Shares.

        3.5    NO RIGHTS AS SHAREHOLDERS.    No Participant shall have any rights as a shareholder with respect to any Shares subject to his or her SAR.

        3.6    EXERCISE OF SAR IN THE EVENT OF TERMINATION.    The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise SARs following a Termination. Such provisions need not be uniform among all SARs granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination. Subject to Section 1.4(c) and unless otherwise provided in an Award Agreement, the following provisions shall apply:

        (a)    Termination Due to Death.    If a Participant who is a Key Employee, consultant or advisor incurs a Termination due to death, such Participant's Beneficiary, heirs or estate may exercise his or her SARs, to the extent the SARs would have become exercisable had the Participant's Termination occurred in the calendar year following such Participant's death, and any portion of any SAR granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's death if such Participant had not died shall automatically expire and be forfeited as of the date of such Participant's death. If Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her death, the Participant's Beneficiary, heirs or estate shall have the right to exercise all SARs issued to him or her in such capacity, regardless of whether such SARs were exercisable prior to the Participant's death. Upon a Participant's death, the exercisable portion of the SAR as determined hereunder may be exercised until the earlier of (x) the expiration date determined under Subsection 3.3(d) or (y) one year from the date of the Participant's death.

        (b)    Termination Due to Disability.    If a Participant who is a Key Employee incurs a Termination due to Disability, such Participant may exercise his or her SARs to the extent the SAR would have become exercisable had the Participant's Termination occurred in the calendar year following such Participant's Termination, and any portion of any SAR granted hereunder that would not have vested and been exercisable within the calendar year following such Participant's Termination shall automatically expire and be forfeited as of the date of such Participant's Termination. If a Participant's service as a member of the Board or the Advisory Board terminates due to Disability, such Participant shall have the right to exercise all SARs issued to him or her in such capacity, regardless of whether such SARs were exercisable prior to the Participant's Termination. Upon a Participant's Termination due to Disability under this Subsection 3.6(b), the exercisable portion of the SAR as determined hereunder may be exercised by the Participant until the earlier of (x) the expiration date determined under Subsection 3.3(d) or (y) one year from the date of the Participant's Disability.

        (c)    Termination Due to Retirement.    If a Participant's service as a member of the Board or the Advisory Board terminates due to Retirement, the Participant shall have the right to exercise all SARs regardless of whether such SARs are vested, at any time and from time to time, until the earlier of (x) the expiration date determined under Subsection 3.3(d) or (y) one year following the date of Retirement.

        (d)    Termination Due to Cause.    If a Participant's service as a Director or Advisory Board Member terminates for Cause, any SAR granted to such Participant shall expire immediately and all rights to exercise the SAR (whether or not exercisable) shall cease upon such termination.

        (e)    Other Termination.    In the event of a Participant's Termination for any reason other than as described under Subsection 3.6(a), (b), (c), or (d) above, any SAR granted to such Participant shall remain exercisable until the earlier of the (x) expiration date determined under Subsection 3.3(d) or (y) three months from the date of such Termination. In such circumstance, the SAR shall only be exercisable to the extent exercisable as of the date of such Termination and shall not be exercisable with respect to any additional Shares.

SECTION 4. RESTRICTED STOCK

        4.1    AWARD OF RESTRICTED STOCK.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Restricted Stock shall be granted and the Restrictions as provided in this Section. All Restrictions imposed on any such Award of Restricted Stock shall be made by and at the sole discretion of the Committee, subject to the provisions of the Plan, and are binding on the Corporation and the Participants, their Beneficiaries and legal representatives. Such Restrictions need not be the same for each grant or for each Participant.

        4.2    RESTRICTED PERIOD/RESTRICTIONS.    At the time each Award of Restricted Stock is granted, the Committee (i) shall establish a Restricted Period within which Restricted Stock awarded to a Participant may not be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, if any, except to the extent provided in Section 6.8, and (ii) may impose such other Restrictions on any Restricted Stock as it may deem advisable.

        4.3    RIGHTS AS STOCKHOLDERS.    Except for the conditions outlined in Section 4.2, and the forfeiture conditions described in Section 4.5, each Participant shall have all rights of a shareholder of the Corporation, including the right to receive all dividends or other distributions made or paid in respect of such Shares and the right to vote such Shares at regular or special meetings of the shareholders of the Corporation.

        4.4    DELIVERY OF SHARES.    The certificates for any Restricted Stock granted to a Participant under the Plan shall be held (together with a stock power executed in blank by the Participant) in escrow by the Secretary of the Corporation under the Participant's name in an account maintained by the Corporation until such Shares of Restricted Stock become nonforfeitable or are forfeited. At the end of the Restricted Period and/or the expiration or attainment of such other Restrictions imposed on any Restricted Stock granted to a Participant, or upon the prior approval of the Committee as described in Section 4.5, and subject to the satisfaction of the Corporation's withholding obligations described in Section 6.8, certificates representing such Shares of Restricted Stock shall be delivered to the Participant, or the Beneficiary or legal representative of the Participant, free of the Restrictions set forth in the Award Agreement pursuant to Section 4.2.

        4.5    EFFECT OF TERMINATION.    The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to Shares subject to a Restricted Stock Award following a Termination. Such provisions need not be uniform among all Awards of Restricted Stock granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination. Subject to Section 1.4(c) and unless otherwise provided in an Award Agreement, the following provisions shall apply:

        (a)    Termination Due to Death.    If a Participant who is a Key Employee, consultant or advisor incurs a Termination due to death, all Shares of Restricted Stock awarded to such Participant which are then subject to a Restricted Period or other Restrictions, and which would have been released, if the Participant had not died, within the calendar year following such Participant's death shall be released on the date of the Participant's death as if the Restricted Period for such Shares had ended and the other Restrictions had lapsed, and certificates representing such Shares of Restricted Stock shall be delivered to the Participant's Beneficiary, heirs or estate free from such Restrictions as soon as practicable following such Termination, and all other Shares of Restricted Stock which would not have been released, if the Participant had not died, within the calendar year following the Participant's death will be forfeited and become the property of the Corporation on the date of such Termination. If a Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her death, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participant's Beneficiary, heirs or estate free from such Restrictions as soon as practicable following such Termination.

        (b)    Termination Due to Disability.    If a Participant who is a Key Employee incurs a Termination due to Disability, all Shares of Restricted Stock awarded to such Participant which are then subject to a Restricted Period or other Restrictions, and which would have been released, if the Participant had not incurred a Termination, within the calendar year following such Participant's Termination shall be released on the date of the Participant's Termination as if the Restricted Period for such Shares had ended and the other Restrictions had lapsed, and certificates representing such Shares of Restricted Stock shall be delivered to the Participant free from such Restrictions as soon as practicable following such Termination, and all other Shares of Restricted Stock which would not have been released, if the Participant had not Terminated, within the calendar year following the Participant's Termination due to Disability will be forfeited and become the property of the Corporation on the date of such Termination. If a Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her Disability, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participant free from such Restrictions as soon as practicable following such Termination.

        (c)    Termination Due to Retirement.    If a Participant's service as a member of the Board or the Advisory Board shall terminate because of his or her Retirement, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participant free from such Restrictions as soon as practicable following such Termination.

        (d)    Termination Due to Cause.    If a Participant's service as a member of the Board or Advisory Board shall terminate for Cause, all Restricted Stock awarded under the Plan which are then subject to a Restricted Period or other Restrictions shall be forfeited and become property of the Corporation on the date of such termination of service.

        (e)    Other Termination.    In the event of a Participant's Termination for any reason other than as described under Subsection 4.5(a), (b), (c), or (d) above, all Restricted Stock awarded to the Participant under the Plan which is then subject to a Restricted Period or other Restrictions shall be forfeited and become property of the Corporation on the date of such Termination.

        4.6    SECTION 83(b) ELECTIONS.    A Participant who files an election permitted under Section 83(b) of the Code with the Internal Revenue Service to include the Fair Market Value of any Shares of Restricted Stock in gross income while the Shares are still subject to a Restricted Period or other Restrictions shall notify the Corporation of such election within 10 days of making such election and promptly furnish to the Corporation a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

        4.7    CHANGE IN CONTROL.    In the event of a Change in Control, all Restricted Periods shall end, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participants free from such Restrictions as soon as practicable following such Change in Control.

SECTION 5. PHANTOM STOCK UNITS

        5.1    AWARD OF PHANTOM STOCK UNITS.    Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Phantom Stock Units shall be granted, the number of Phantom Stock Units to be granted to any one Eligible Individual, the Restricted Period, the ability of Participants to defer the receipt of payment of such Phantom Stock Units, and the other terms and provisions of such Award.

        5.2    VALUE OF PHANTOM STOCK UNITS.    Each Phantom Stock Unit shall have an initial value that is established by the Committee at the Grant Date. The Committee may set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of Phantom Stock Units that will be paid out to the Participant.

        5.3    NO RIGHTS AS SHAREHOLDERS.    No Participant shall have any rights as a shareholder with respect to any Phantom Stock Units subject to his Award.

        5.4    VESTING OR EARNING OF PHANTOM STOCK UNITS.    Subject to the terms of the Plan, after the applicable Restricted Period has ended, the Participant shall be entitled to receive a payout of the number and value of Phantom Stock Units vested or earned, as the case may be, by the Participant over the Restricted Period. If the Committee establishes performance goals for an Award, the number and value of Share Units will be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved.

        5.5    FORM AND TIMING OF PAYMENT OF PHANTOM STOCK UNITS.    Except as provided below, payment of vested or earned Phantom Stock Units shall be made in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the vested or earned Phantom Stock Units at the close of the applicable Restricted Period. At the Grant Date or shortly thereafter, the Committee, in its sole discretion and in accordance with terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise vested or earned Phantom Stock Unit Award. At the sole discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares earned in connection with a Phantom Stock Unit Award which has been vested or earned, but not yet distributed to Participants (such dividends shall be subject to the same forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, if any).

        5.6    EFFECT OF TERMINATION.    The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to a payout of a Phantom Stock Unit Award following a Termination. Such provisions need not be uniform among all Awards of Phantom Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination.

        5.7    CHANGE IN CONTROL.    The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to a payout of a Phantom Stock Unit Award in the event of a Change in Control. Such provisions need not be uniform among all Awards of Phantom Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination.

SECTION 6. GENERAL PROVISIONS

        6.1    GENERAL CREDITOR STATUS.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan; provided, however, that in its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or pay cash; provided, further, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

        6.2    CERTAIN ADJUSTMENTS TO SHARES.    In the event of any change in the Shares by reason of any stock dividend, recapitalization, reorganization, spin-off, split-off, merger, consolidation, stock split, reverse stock split, combination or exchange of shares, or any rights offering to purchase Shares at a price substantially below Fair Market Value, or of any similar change affecting the Shares of or by the Corporation, the number and kind of Shares available for Awards under the Plan, the number and kind of Shares or Phantom Stock Units subject to an outstanding Award, the Option Price, Strike Price or purchase price per Share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. Any adjustment of an Incentive Stock Option pursuant to this Section shall be made only to the extent not constituting a "modification" within the meaning of Section 424 of the Code, unless the holder of such Option shall agree otherwise. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon notice, such adjustment shall be effective and binding for all purposes of the Plan.

        6.3    SUCCESSOR CORPORATION.    The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

        6.4    NO CLAIM OR RIGHT UNDER THE PLAN.    Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or advisor any right to be retained in the employ of or by the Corporation or any Director or Advisory Board Member any right to continue in the service of the Board or Advisory Board, as the case may be.

        6.5    AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT PLANS.    No Award shall be considered as compensation under any employee benefit plan of the Corporation, except as specifically provided in any such plan or as otherwise determined by the Board.

        6.6    LISTING AND QUALIFICATION OF SHARES.    The Corporation, in its discretion, may postpone the issuance or delivery of Shares upon any exercise of an Option or SAR or pursuant to an Award of Restricted Stock or Phantom Stock Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, Beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

        6.7    WITHHOLDING TAXES.    The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to Awards granted pursuant to the Plan including, but not limited to (i) accepting a remittance from the Participant in cash, or, in the Committee's sole discretion, in Mature Shares, (ii) deducting the amount required to be withheld from any other amount then or thereafter payable by the Corporation or Subsidiary to a Participant, Beneficiary or legal representative or from any Shares due to the Participant under the Plan, (iii) requiring a Participant, Beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing Shares, or (iv) any combination of the foregoing. In addition, subject to such rules and regulations as the Committee shall from time to time establish, Participants shall be permitted to satisfy federal, state and local taxes, if any, imposed upon the payment of Awards in Shares at a rate up to such Participant's maximum marginal tax rate with respect to each such tax by (A) irrevocably electing to have the Corporation deduct from the number of Shares otherwise deliverable in payment of an Award such number of Shares as shall have a value equal to the amount of tax to be withheld, (B) delivering to the Corporation such portion of the Shares delivered in payment of the Award as shall have a value equal to the amount of tax to be withheld, or (C) delivering to the Corporation such number of Mature Shares or combination of Mature Shares and cash as shall have a value equal to the amount of tax to be withheld.

        6.8    NON-TRANSFERABILITY/DESIGNATION AND CHANGE OF BENEFICIARY.

        (a)    Transferability Restrictions.    Unless otherwise provided in an Award Agreement, an Award granted hereunder shall not be assignable or transferable other than by will or by the laws of descent and distribution and may be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative, except that a Participant may, if permitted by the Committee, in its sole discretion, transfer an Award, or any portion thereof, to one or more members of the Participant's Immediate Family, or one or more trusts for the benefit of such family members or partnerships in which such family members and/or trusts are the only partners, or a charitable organization or foundation selected by the Participant. In the case of a transfer of Restricted Stock or Phantom Stock Units hereunder, the terms and conditions of the Restricted Period and Restrictions, if any, shall continue to apply to the Permitted Transferee of such Shares or Units, as applicable. In the case of a transfer of an Option or SAR hereunder, the exercisability of such transferred Option or SAR, as applicable, shall continue to apply to the Permitted Transferee.

        (b)    Beneficiary Designations.    Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

        6.9    PAYMENTS TO PERSONS OTHER THAN A PARTICIPANT.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.

        6.10    NO LIABILITY OF COMMITTEE MEMBERS.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer or Director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The indemnification provided for in this Section shall be in addition to any rights of indemnification such Committee member has as a director or officer pursuant to law, under the Certificate of Incorporation or By-Laws of the Corporation.

        6.11    AMENDMENT OR TERMINATION.    Except as to matters that in the opinion of the Corporation's legal counsel require shareholder approval, any provision of the Plan may be modified as to a Participant by an individual written agreement approved by the Committee. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board without the approval of the shareholders of the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent. Subject to earlier termination pursuant to the provisions of this Section, and unless the shareholders of the Corporation shall have approved an extension of the Plan beyond such date, the Plan shall terminate and no further Awards shall be made under the Plan after the 10th anniversary of the effective date of the Plan specified in Subsection 1.1.

        6.12    GOVERNING LAW.    The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the principles of conflicts of law thereof.

        6.13    NON-UNIFORM DETERMINATIONS.    The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, to enter into non-uniform and selective Award Agreements, including, but not limited to, (a) the identity of the Participant, (b) the terms and provisions of Awards, and (c) the treatment of Terminations.

        6.14    NO ILLEGAL TRANSACTIONS.    The Plan and all Awards granted pursuant to it are subject to all applicable laws and regulations. Notwithstanding any provision of the Plan or any Award, Participants shall not be entitled to exercise, or receive benefits under, any Award, and the Corporation shall not be obligated to deliver any Shares or deliver any benefits to a Participant, if such exercise or delivery would constitute a violation by the Participant or the Corporation of any applicable law or regulation.

        6.15    SEVERABILITY.    If any part of the Plan is declared by any court of governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in manner which will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

        6.16    HEADINGS.    Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

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MACK-CALI REALTY CORPORATION 2004 INCENTIVE STOCK PLAN